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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 1st day of April 1998, by and between MEDICAL BILLING SYSTEMS, INC., (the "Company"), a Florida corporation, whose address is 7450 Wiles Road, Coral Springs, Florida 33065, and JAMIE SILVA ("Executive"), an individual, whose address is 7450 Wiles Road, Coral Springs, Florida 33065.

                                  WITNESSETH:

         WHEREAS, the Company recognizes the experience and knowledge of the Executive in the accounting and factoring industry, and wishes to retain the valuable services of the Executive,

         WHEREAS, the Executive wishes to accept employment with the Company under the terms and conditions set forth herein; and

         WHEREAS, Executive is uniquely experienced and qualified to perform certain employment services for Company, and the value of the services to be provided by the Executive are considered to be so unique and vital to the Company's business, that the parties are entering into this Agreement which provides generous consideration for the Executive, performance obligations for the Executive and protective covenants for the Company and Executive; and

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and intending to be legally bound hereby, Company and Executive agree as follows:

1.       OFFICE AND DUTIES:

         1.1 For the term of this Agreement as herein defined, Company hereby employs, engages and hires Executive to serve as Vice President of the Company. The Executive shall have the powers and shall perform the specific duties as set forth on the job description attached hereto as Attachment "A", and such other duties as delegated to Executive by President and C.E.O. of the Company. The Executive hereby agrees to such employment. It is hereby agreed between the parties that primary responsibility for the supervision of the Executive shall rest with the C.E.O of the Company, who shall review the Executive's performance annually, make upward adjustment's to Executive's compensation and award such other bonuses and employee benefits as he shall deem appropriate and as set forth in this Agreement.

         1.2 To assist Executive in performing Executive's duties, the Company shall ensure that Executive is provided, in a timely manner, all reasonable resources necessary for the accomplishment of Executive's duties.

2. TERM AND TERMINATION. This Agreement shall be effective April 6, 1998 ("Effective Date"), and shall remain in full force and effect for three (3) years from the Effective Date, unless the Agreement is terminated sooner by the parties pursuant to subsection 2.1 or 2.2 below.



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         2.1 Termination With Cause. This Agreement may be terminated by the
Company of the Executive for the following:

                  (a) upon the other party's material default or breach of any of its obligations hereunder, if such default or breach remains uncorrected for a period of fifteen (15) days after the receipt by the defaulting party of written notice of such default or breach;

                  (b) upon the gross negligence or willful misconduct of the other party during the term of this Agreement, which is materially damaging to the Company or Executive, if such gross negligence or misconduct remains uncorrected for a period of fifteen (15) days after the receipt by the Company or Executive of written notice of such negligence or misconduct;

                  (c) upon the conviction of the Company or the Executive during the term of this Agreement of a crime involving breach of trust or moral turpitude;

         In the event that the Company discharges the Executive alleging "cause" under this Section 2.1, such notice of discharge shall be accompanied by a written and specific description of the circumstances alleging such "cause". Further, in the event that the Company discharges the Executive alleging "cause" under this Section 2.1, and it is subsequently determined judicially that the termination was "without cause", then such discharge shall be deemed a discharge without cause subject to the provisions of Section 2.2 hereof.

         2.2 Termination Without Cause. The Company or the Executive may, upon sixty (60) days prior written notice to the other party, terminate this Agreement without cause at any time during the term of this Agreement. If the Company terminates the Executive without cause, the Company shall pay the Executive, as liquidated damages in lieu of all other claims arising directly out of the Executive's employment, an amount equal to the Base Salary which would otherwise be payable to Executive for the remaining term of the Agreement, plus any bonuses which the Executive would have earned if the Executive had remained employed by the Company through the end of the bonus period then in effect, based upon a reasonable extrapolation of the financial statements of the Company at the time of such termination. Any such payments shall, at the option of the Company, be made either in equal bi-weekly installments over the remaining term of this Agreement, or in a lump sum cash payment on the date of termination. Further, upon termination of the Executive without causes, all benefits of the Executive which are in effect at the time of such termination shall remain in full force and effect through the end of the original term of this Agreement.

         The Liquidated damages payments and benefits due to the Executive if terminated without cause as set forth above, are hereby unconditionally guaranteed in full by Medley Credit Acceptance Corporation, the parent corporation to the Company.

         2.3 Effect of Termination. In the event of any expiration or termination of this Agreement, such expiration or termination shall not effect any of the obligations of any party arising prior to the date of such expiration or termination, nor shall such expiration or termination effect any allegations, representations, promises or covenants contained herein which

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are expressly made to extend beyond the term of this Agreement. The Executive shall resign from any office that the Executive may hold in the Company, and shall cooperate in the transfer of Executive's work responsibilities to such consultants or employees of Company as may be designated by the Company.

3.       COMPENSATION.

         3.1 Base Salary. For all services rendered hereunder during the term of this Agreement, the Executive shall be paid an annual base salary ("Base Salary") of Seventy-Five Thousand Dollars ($75,000.00) per year. The Company and the Executive agree that such base salary is reasonable and is based upon the fair market rate in the marketplace for similar services by similarly qualified executives. The Base Salary shall be paid in bi-weekly installments in accordance with the Company's usual payroll practices. The Executive shall also be eligible to receive an annual bonus based upon specific Company financial performance criterion to be mutually developed by the parties.

         3.2 Benefits. During the term of this Agreement, the Executive will be entitled to those executive benefits as set forth on Attachment "B" to this Agreement, plus any other benefits consistent with personnel policies and procedures which now exist or which may be developed for similar executive employees during the term of this Agreement.

         3.3 Vacation. Executive shall be entitled to three (3) weeks annual vacation leave with pay. Vacation shall be scheduled at reasonable times not in conflict with Executive's duties hereunder.

4.       EXECUTIVE REPRESENTATIONS. Executive represents to Company that:

         4.1 There are no restrictions, agreements or understandings whatsoever to which Executive is a party that would prevent or make unlawful the Executive's execution of this Agreement or the Executive's employment hereunder.

         4.2 Executive's execution of this Agreement and Executive's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Executive is a party or by which Executive is bound.

         4.3 Executive will at all times faithfully, industriously and to the best of Executive's ability, experience and talents perform all of the duties that may be required of Executive pursuant to the express and implied terms of this Agreement.

5. CONTEMPORANEOUS BUSINESS ACTIVITY. In order to assure the consistency of services provided by Executive, Executive agrees, during the effective terms of this Agreement, that Executive shall devote such full-time attention to the performance of the Executive's duties under this Agreement as necessary to ensure Executive's full and complete compliance with Executive's covenants under this Agreement.


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6. NON-COMPETITION/DISCLOSURE.

         6.1 Non-Competition. During the term of this Agreement, the Executive shall not without the prior written permission of the Company:

                  (a) Directly or indirectly induce or attempt to influence any of Company's employees or other staff, including but not limited to Company's agent, representatives and independent contractors, to terminate their relationship with the Company;

                  (b) Directly or indirectly induce or attempt to influence any of the Company's business associates, clients, customers, consultants or referral sources to terminate their relationship with the Company;

                  (c) Divert or take away any corporate business or professional opportunity of Company that the Executive may become aware of during the term of this Agreement, whether competitive or not competitive;

                  (d) Engage in or have any interest in any sole proprietorship, partnership, corporation or other business or be employed by or work for any other person or business entity (whether as employee, officer, director, partner, agent, security holder, consultant or otherwise) that directly or indirectly engages primarily in a business in competition with the Company.

         6.2 Non-disclosure. Executive, by virtue of Executive's employment, has been and will continue to be introduced to confidential and/or proprietary information concerning the Company and its operations. Because unauthorized disclosure of such confidential and/or proprietary information will harm the Company, the Executive shall not, except with the Company's express, prior, written consent, directly or indirectly, communicate, disclose, divulge or use, for the benefit of any person or entity other than the Company, any information regarding the business, customer and/or client lists of Company or any other knowledge or information whether confidential or proprietary of or about the Company acquired by the Executive during the term of this Agreement.

         This Executive further agrees that all work product produced by the Executive during the term of Executive's employment shall remain the property of the Company, and may not reproduced or communicated, disclosed or divulged to any person or entity other than the Company.

         6.3 Remedies. The Executive agrees that the Company's remedies at law for the Executive's breach of any of these non-competition/non-disclosure provisions are inadequate and that the Company may seek relief in equity by way of an injunction restraining any violation of the non-competition/non-disclosure provisions by the Executive.

         If any period of time or geographic area relative to these non-competition/non-disclosure provisions should be adjudged to be unreasonable in any proceedings, then the period of time or geographic area shall be reduced by such amount of time or distance so that such restrictions may

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be enforced for such time or geographic area as is adjudged to be reasonable by a court of competent jurisdiction.

7.       MISCELLANEOUS.

         7.1 Indulgences, Etc. The failure or any delay on the part of the Executive or Company to exercise any right, remedy, power or privilege under this Agreement shall not operate as a waiver thereof. A single or partial exercise of any right, remedy, power or privilege shall not preclude any further exercise of the same or of any other right, remedy, power or privilege. A waiver of any right, remedy, power or privilege with respect to any occurrence shall not be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

         7.2 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Florida.

         7.3 Notice. All notices, requests, demands and other communications required or permitted under this Agreement and transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when sent by United States certified or registered mail, return receipt requested, postage prepaid, addressed as set forth below in subparagraphs (a) and (b). In addition, notice by mail shall be air mail if posted outside the continental United States. Executive and Company may alter the address to which communications of copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                  (a)      If to Company:

                           Medical Billing Service Systems, Inc.
                           7450 Wiles Road
                           Coral Springs, Florida 33065
                           Attn: C.E.O.

                  (b)      If to Executive:

                           Jamie Silva
                           7450 Wiles Road
                           Coral Springs, Florida 33065

         7.4 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of Company and its successors and assigns and shall be binding upon and inure to the benefit of Executive, and Executive's heirs and legal representatives.

         7.5. Provisions Separable. The provisions of this Agreement are independent of and separable from each other. No provision shall be rendered invalid or unenforceable by virtue of the fact that for any reason, any one or more of them may be invalid or unenforceable in whole or in part.


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         7.6 Entire Agreement. This Agreement contains the entire understanding between Company and Executive with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade or professions inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by any agreement in writing.

         7.7 Section Headings. The section headings in this Agreement are for convenience only and form no part of this Agreement and shall not affect its interpretation.

         7.8. Gender, Etc. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

         7.9 Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sunday or holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

         7.10 Counterparts. This Agreement may be executed two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same Agreement.

         7.11 Assignment. No assignment by Executive of this Agreement or the rights and obligations hereunder shall be valid without the specific written consent of Company, which consent may be arbitrarily withheld. This Agreement may be assigned by the Company to an entity under its control, directly or indirectly, or the control of its principals without the consent of the Executive, provided Executive's security herein is not impaired by the assignment.

         7.12 Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement or caused their duly authorized representatives to execute this Agreement on the day first stated above.

COMPANY:                                             EXECUTIVE:
MEDICAL BILLING SERVICE                              JAMIE SILVA
SYSTEMS, INC.

------------------------------------                 --------------------------
ROBERT D. PRESS                                      JAMIE SILVA
C.E.O.







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                                 ATTACHMENT "A"
                                JOB DESCRIPTION


                               (To Be developed)































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                                 ATTACHMENT "B"
                                    BENEFITS


MAXIMUM COMPANY CONTRIBUTION TO 401(K)
FULL COMPANY-PAID HEALTH INSURANCE FOR EXECUTIVE AND FAMILY
REASONABLE COMPANY EXPENSE ALLOWANCE
COMPANY-PAID LIFE INSURANCE





































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